   As filed with the Securities and Exchange Commission on December 23, 1996.

                                                    Registration No. 33-________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                            ---------------------
                            RAM-Z ENTERPRISES, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                                  87-0400335
(State of incorporation                                        (I.R.S. Employer
   or organization)                                          Identification No.)


               5444 Westheimer, Suite 2080, Houston, Texas 77056
                    (Address of principal executive offices)

                              CONSULTING AGREEMENT
                            (Full title of the plan)


                            ---------------------
                                Gregory J. Micek
                                   President
                            Ram-Z Enterprises, Inc.
                          5444 Westheimer, Suite 2080
                              Houston, Texas 77056
                                 (713) 622-1983
 (Name, address and telephone number, including area code, of agent for service)

                            ---------------------
                                    Copy to:
                               Robert D. Axelrod
                           Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                              Houston, Texas 77007

                            ---------------------
IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:   [x]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                                Proposed         Proposed
 Title of                                        maximum          maximum
securities                         Shares       offering         aggregate        Amount of
  to be                             to be         price          offering        registration
registered                       registered   per share(*)       price(*)            fee
----------                       ----------   ------------       --------            ---
Common stock,                       29,812         $2.50        $ 74,530.00         $22.59
   par value $.001
Common stock                       125,000         $2.50        $312,500.00         $94.70
   issuable upon exercise
  of underlying options
Totals                                                          $387,030.00        $117.29
---------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Ram-Z Enterprises, Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The Registrant is authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

    The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Axelrod, Smith & Kirshbaum, who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. Excluding any shares of common stock that may be issued to Robert D. Axelrod pursuant to this Registration Statement, Mr. Axelrod owns no shares of common stock of the Registrant. Otherwise, his entire relationship with the Registrant has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement of any such actions if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

    It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (c) of Item 9 below.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    The following is a list of exhibits filed as part of the Registration
Statement:

    Exhibit Number            Description of Exhibit
    --------------            ----------------------

         5                    Opinion of Axelrod, Smith & Kirshbaum

         23(i)                Consent of Jack Evans, Certified Public
                              Accountant

         23(ii)               Consent of Axelrod, Smith & Kirshbaum

         23(iii)              Consent of Jones, Jensen & Company

ITEM 9.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    A. (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (i) and (a) (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 19, 1996.

                                 RAM-Z ENTERPRISES, INC.


                                 By:   /s/ Gregory J. Micek
                                    ------------------------------------------
                                    Gregory J. Micek, President and Director



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             Signature                            Title                                        Date
             ---------                            -----                                        ----
       /s/ Gregory J. Micek                       President and Director                December 19, 1996
    ---------------------------
         Gregory J. Micek


        /s/ Robert J. Hill                        Director                              December 19, 1996
    ---------------------------
          Robert J. Hill

       /s/ Susanne Jackson                        Director                              December 19, 1996
    ---------------------------
          Susanne Jackson

    /s/ Arthur Frank Click III                    Director                              December 19, 1996
    ---------------------------
      Arthur Frank Click III

        /s/ Lewis E. Ball                         Chief Financial Officer               December 19, 1996
    ---------------------------
           Lewis E. Ball


                               INDEX TO EXHIBITS


5                Opinion of Axelrod, Smith & Kirshbaum

23(i)            Consent of Jack Evans, Certified Public Accountant

23(ii)           Consent of Axelrod, Smith & Kirshbaum

23(iii)          Consent of Jones, Jensen & Company